UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2020
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification number)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual general meeting of the shareholders of Pentair plc (the “Company”) held on May 5, 2020, the shareholders of the Company approved the Pentair plc 2020 Share and Incentive Plan (the “Plan”). The Plan provides that up to a total of 3,285,000 of the Company’s ordinary shares, plus the number of shares reserved under the Pentair plc 2012 Stock and Incentive Plan (the “2012 Plan”) that are not the subject of outstanding awards, plus certain shares that would have again become available under the 2012 Stock Plan if it had remained in effect, may be issued under the Plan. The Plan authorizes the grant to the Company’s eligible employees (including the Company’s named executive officers), directors and consultants of stock options, stock appreciation rights, performance share units, restricted stock, restricted stock units, deferred stock rights, incentive awards, dividend equivalent units and other awards based on shares.
The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the Company’s named executive officers.
The Plan is described in detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 20, 2020. The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 5.07     Submission of Matters to a Vote of Security Holders.
The Company held its 2020 annual general meeting of shareholders on May 5, 2020. There were 167,634,788 ordinary shares issued and outstanding at the close of business on March 6, 2020 and entitled to vote at the annual general meeting. A total of 145,911,376 ordinary shares (87.04%) were represented at the annual general meeting.

The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Re-Elect Director Nominees
To re-elect eight director nominees for one-year terms expiring at the 2021 annual general meeting of shareholders. Each nominee for director was re-elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mona Abutaleb Stephenson	136,212,710	402,551	136,034	9,160,081
Glynis A. Bryan	112,602,340	24,078,811	70,144	9,160,081
T. Michael Glenn	132,371,055	4,307,255	72,985	9,160,081
Theodore L. Harris	136,291,816	322,961	136,518	9,160,081
David A. Jones	131,713,715	4,968,000	69,580	9,160,081
Michael T. Speetzen	135,904,485	706,297	140,513	9,160,081
John L. Stauch	135,110,535	1,578,898	61,862	9,160,081
Billie I. Williamson	135,535,418	1,147,387	68,490	9,160,081
Proposal 2. — Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers
To approve, by nonbinding, advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved by a nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,252,038	6,286,706	212,551	9,160,081
Proposal 3. — Ratify, by Nonbinding, Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of the Company and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration
To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2020 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
141,070,795	4,730,530	110,051

Proposal 4. — Approve the Pentair plc 2020 Share and Incentive Plan
To approve the Pentair plc 2020 Share and Incentive Plan. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,509,067	7,110,077	132,151	9,160,081
Proposal 5. — Authorize the Board of Directors to Allot New Shares Under Irish Law
To authorize the Board of Directors to allot new shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
143,523,023	2,134,733	253,620
Proposal 6. — Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights Under Irish Law
To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
143,990,994	1,582,633	337,749
Proposal 7. — Authorize the Price Range at Which the Company Can Re-Allot Shares It Holds as Treasury Shares Under Irish Law
To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
144,174,879	1,026,849	709,648
ITEM 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable.

(d)	Exhibits

EXHIBIT INDEX
Exhibit	Description
10.1	Pentair plc 2020 Share and Incentive Plan (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 20, 2020 (File No. 001-11625))
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 5, 2020.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel and Secretary